UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Broadcom Limited

(Exact name of registrant as specified in its charter)

Singapore	001-37690	98-1254807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 28, 2016, Broadcom Corporation (“BRCM”), an indirect subsidiary of Broadcom Limited (“Broadcom”), entered into an Asset Purchase Agreement with Cypress Semiconductor Corp. (“Cypress”), pursuant to which BRCM has agreed to sell its Wireless Internet of Things business and related assets to Cypress for $550 million in cash. Consummation of the transaction is subject to the satisfaction or waiver of customary closing conditions and receipt of certain government approvals. The transaction is expected to close in the third calendar quarter of 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 28, 2016, entitled “Cypress to Acquire Broadcom’s Wireless Internet of Things Business”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 28, 2016

Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Acting Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 28, 2016, entitled “Cypress to Acquire Broadcom’s Wireless Internet of Things Business”